UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

AVENUE SOUTH LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-168346	26-0478989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9113 Ridge Road, Suite 50
New Port Richey, FL 34654
(Address of principal executive office)

(855) 645-4653
(Registrant's telephone number, including area code)

11759 Crystal Avenue, Chino, CA 91710
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 12, 2011, the Company’s Board of Directors decided to exit its web-based retail business of selling domestic distinctive art reproductions, collectibles and home décor. The Company will focus all of its efforts as an international service company to assist companies that have begun gold mining and oil drilling, as well as work on water well drilling, trenching and general construction.

The Company did not have any employees with the web-based retail business except for its sole officer. The Company believes that the costs associated with the discontinuance of the web-based retail business will be nominal.

Item 3.02 Unregistered Sales of Equity Securities

On October 13, 2011, the Company issued 100,000,000 shares of its $0.001 par value common stock in exchange for services that have been and will be provided by consultants and officers of the Company. The Company did not use an underwriter or a placement agent. Issuance was exempt from registration pursuant to the exemption afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 5.01 Changes in Control of Registrant

On August 19, 2011, the Company filed Form 8-K for the resignation of Irina Goldman as the Company’s President, Secretary, Principal Accounting Officer and Director. Additionally, Irina Goldman transferred 2,450,000 shares of common stock to Georgette Mathers upon Ms. Mathers’ becoming the Company’s President, Secretary, Chief Financial Officer and Director which shares constituted a majority of the Company’s outstanding common stock.

On October 13, 2011, Georgette Mathers cancelled 71,050,000 shares of common stock held by her, adjusted for the Company’s 29 to 1 forward stock split that became effective on September 2, 2011. Due to the cancellation of the shares held by Ms. Mathers and the issuance of the shares as discussed in Item 3.02, majority control of the Company is not in the hands of any one person or group at this time.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; change in Fiscal Year

On October 18, 2011, the Company’s Articles of Incorporation will be amended to reflect the change of the Company’s name to TBSS International and to increase the authorized common shares to 500,000,000 and authorize 25,000,000 preferred shares. This amendment was previously disclosed on the Form 14C that was filed with the SEC on September 27, 2011.

On September 2, 2011, the Company filed in the state of Nevada a Certificate of Change Pursuant to NRS 78.209 that increased the outstanding common shares on a 29 to 1 forward stock split basis. The 4,200,000 outstanding shares (pre-filing) became 121,800,000 on September 2, 2011 which was the date of the filing of the Certificate of Change Pursuant to NRS 78.209.

Item 8.01 Other Events

In connection with the Company exiting the web-based retail business, the Company will change its SIC-Industry classification from 5700, Retail-Home Furniture, Furnishings and Equipment Stores to SIC-1600, Heavy Construction other than Building Constructions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE SOUTH LTD.

Date: October 14, 2011	By: /s/ Todd Spinelli
Todd Spinelli,
Chief Executive Officer